UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009 (February 9, 2009)
Columbia Bancorp
(Exact name of registrant as specified in its charter)
Oregon
(State or other jurisdiction of incorporation)

0-27938 (Commission File Number)	93-1193156 (IRS Employer Identification No.)
401 East Third Street, Suite 200
The Dalles, Oregon 97058
(Address of principal executive offices, including zip Code)
(541) 298-6649
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 9, 2009 Columbia River Bank (the “Bank”), a wholly owned subsidiary of bank holding company Columbia Bancorp (NASDAQ: CBBO) (“Columbia”), entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”), its principal federal banking regulator, which requires the Bank to take certain measures to improve its safety and soundness, including, among other things, a requirement to maintain above-normal capital levels.
     In connection with this agreement, the Bank stipulated to issuance by the FDIC of a cease-and-desist order against the Bank based on certain findings from an examination of the Bank concluded in September 2008 based upon financial and lending data measured as of June 30, 2008. In entering into the stipulation and consenting to entry of the order, the Bank did not concede the findings or admit to any of the assertions therein.
     Among the corrective actions required are for the Bank to maintain above-normal capital levels. The Bank must also develop and adopt a plan to maintain the minimum risk-based capital requirements for a “well capitalized” bank, including a total risk-based capital ratio of at least 10%. In addition, the Bank must retain qualified management and must notify the FDIC in writing when it proposes to add any individual to its board of directors or to employ any new senior executive officer. Under the regulatory order the Bank’s board of directors must also increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives for the supervision of all the Bank’s activities.
     The regulatory order further requires the Bank to increase allowance for loan losses by $25 million, a step that was taken during the fiscal quarter ended September 30, 2008, and to adapt its existing policy for estimating the adequacy of its loan loss allowance to address the current state of the local and regional economy, particularly in the real estate sector. The Bank also must eliminate certain classified assets and must develop a plan to reduce delinquent loans, as well as reducing loans to borrowers in the troubled commercial real estate market sector. The regulatory order also requires the Bank to develop a written three-year strategic plan and a plan to preserve liquidity.
     The order also restricts the Bank from taking certain actions without the FDIC’s consent, including paying cash dividends and extending additional credit to certain types of borrowers
Item 7.01 Regulation FD Disclosure
     On February 12, 2009, Columbia issued a press release announcing the issuance of the regulatory order detailed in item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. As provided in General Instruction B.2 of Form 8-K, the information contained in this filing shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
     Information presented in this report is accurate as of the date the report is filed with the SEC. We do not undertake any duty to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

Item 9.01 Financial Statements and Exhibits
99.1	Press Release dated February 12, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP
Date: February 13, 2009	By:	/s/ Terry L. Cochran
Terry L. Cochran
President and Chief Executive Officer